EXHIBIT 10.59

EXECUTION COPY

INTERCREDITOR AGREEMENT

among

AMSOUTH BANK,

As Agent and Lender,

THE BANK OF NEW YORK,

As Trustee and Subordinated Creditor

AMSOUTH BANK,

as Lender Collateral Agent

THE BANK OF NEW YORK,

as Subordinated Creditor Collateral Agent,

and, solely for the purposes stated on the signature pages herein,

NEW WORLD RESTAURANT GROUP, INC.

and certain of its SUBSIDIARIES,

as Borrower and Active Subsidiaries

Dated as of July 8, 2003

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT dated as of July 8, 2003 (this “Agreement”) is made by and among (i) AmSouth Bank, in its capacity as senior secured lender (together with any future holder of any Senior Liabilities (as hereinafter defined), the “Lender”) under and pursuant to the Lender Credit Agreement (as hereinafter defined); (ii) The Bank of New York, solely in its capacity as trustee (together with any successor trustee, the “Subordinated Creditor”) under and pursuant to the Subordinated Creditor Indenture (as hereinafter defined); (iii) AmSouth Bank, in its capacity as agent for the Lender (together with any successor agent, the “Lender Collateral Agent”) under and pursuant to the Lender Credit Agreement; (iv) The Bank of New York, in its capacity as Trustee, as collateral agent (together with any successor collateral agent, the “Subordinated Creditor Collateral Agent”) under one or more of the Subordinated Creditor Loan Documents (as hereinafter defined); and (v) solely for the purposes stated on the signature pages herein, New World Restaurant Group, Inc., a Delaware corporation (the “Borrower”), and those certain subsidiaries of the Borrower party hereto (together with any future subsidiaries of the Borrower that are not “Non-Restricted Subsidiaries” (as defined in the Lender Credit Agreement (as hereinafter defined)), the “Active Subsidiaries”).

RECITALS

A.            Simultaneously with the execution and delivery of this Agreement, Borrower, Active Subsidiaries and the Subordinated Creditor have entered into an Indenture, dated as of July 8, 2003 (as amended, modified, supplemented, extended, renewed, refunded or refinanced from time to time, the “Subordinated Creditor Indenture”), pursuant to which and upon the terms and conditions stated therein indebtedness is being incurred by the Borrower (together with all other “Secured Obligations” as defined in the Security Agreement (defined below), the “Subordinated Indenture Indebtedness”), the repayment of which is secured by security interests in and liens on the assets and properties (the “Collateral”) described in the Pledge and Security Agreement (the “Security Agreement”) and certain real property mortgages (each a “Mortgage” and together with the Subordinated Creditor Indenture and the Security Agreement the “Subordinated Indenture Agreements”) in favor of the Subordinated Creditor Collateral Agent.

B.                                     Simultaneously with the execution and delivery of this Agreement, the Borrower, the Active Subsidiaries existing on the date hereof (as additional borrowers), the Lender, the Lender Collateral Agent and AmSouth Capital Corp., as administrative agent, have entered into a Loan and Security Agreement (as amended, modified, supplemented, extended, renewed, refunded or refinanced from time to time, the “Lender Credit Agreement”) pursuant to which the Lender or the Lender Collateral Agent, as the case may be, has agreed, upon the terms and conditions stated therein, to make loans and advances to and to issue or cause to be issued letters of credit on account of the Borrower and the Active Subsidiaries in an aggregate principal amount and face amount, as the case may be, not to exceed in the aggregate $15,000,000 (such aggregate principal and face amount, together with all interest and fees and expenses payable thereon or with respect thereto, and all other “Obligations” as defined in the Lender Credit Agreement being the “Senior Loan Indebtedness”), secured by security interests in and liens on the Collateral pursuant to the Lender Credit Agreement and the collateral security documents executed and delivered in connection therewith, including, without limitation, the “blocked account agreements”, the “Mortgages”, the “Patent and Trademark Agreement” and the “Pledge Agreement” ( all as defined in the Lender Credit Agreement and all such collateral security documents referred to herein collectively as the “Senior Security Agreements” and together with the Lender Credit Agreement, the “Senior Loan Agreements”) in favor of the Lender Collateral Agent.

C.                                     The Borrower and the Active Subsidiaries have entered into the Security Agreement and, to the extent applicable, the Mortgages, pursuant to which the Borrower and the Active Subsidiaries have granted to the Subordinated Creditor Collateral Agent for the benefit of the Subordinated Creditor and the other “Secured Parties” (as defined in the Security Agreement) a security interest in and lien upon the Collateral and the Borrower and the Active Subsidiaries have entered into the Senior Loan Agreements pursuant to which the Borrowers and the Active Subsidiaries have granted to the Lender Collateral Agent for the benefit of the Lender a security interest in and lien upon the Lender Collateral (as hereinafter defined).

D.                                    One of the conditions of the Lender Credit Agreement is that the priority of the security interests in and liens on the Lender Collateral securing the Senior Liabilities be senior to the security interests in and liens on the Collateral securing the Subordinated Liabilities (except to the limited extent of the Subordinated Creditor Pari-Passu Liens (as hereinafter defined)), in the manner and to the extent provided in this Agreement.

E.                                      The Lender, the Subordinated Creditor, the Lender Collateral Agent and the Subordinated Creditor Collateral Agent desire to enter into this Agreement concerning the respective rights of the Lender, the Subordinated Creditor, the Lender Collateral Agent and the Subordinated Creditor Collateral Agent with respect to the priority of their respective security interests in and liens on the Lender Collateral.

F.                                      The terms of Section 10.02 of the Subordinated Creditor Indenture and Section 10.1 of the Lender Credit Agreement contemplate the execution and delivery of this Agreement.

G.                                     In order to induce the Lender to extend credit to the Borrower and the Active Subsidiaries and for purposes of certain conditions precedent and covenants of the Senior Loan Agreements, the Subordinated Creditor and the Subordinated Creditor Collateral Agent hereby agree with the Lender and the Lender Collateral Agent, and in order to induce the Subordinated Creditor to approve the Senior Loan Indebtedness and the Lender’s and the Lender Collateral Agent’s security interests in and liens on the Lender Collateral for purposes of certain conditions precedent and covenants of the Subordinated Indenture Agreements, the Lender, the Subordinated Creditor, the Lender Collateral Agent and the Subordinated Creditor Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01                                Terms Defined Above and in the Recitals.  As used in this Agreement, the following terms shall have the respective meanings indicated in the opening paragraph hereof and in the above Recitals:

“Agreement”

“Borrower”

“Collateral”

“Lender”

“Lender Credit Agreement”

“Senior Loan Indebtedness”

“Senior Security Agreements”

“Senior Loan Agreements”

“Subordinated Creditor”

“Subordinated Creditor Indenture”

“Subordinated Indenture Indebtedness”

“Subordinated Indenture Agreements”

Section 1.02                                Lender Credit Agreement Definitions.  All capitalized terms which are used but not defined herein shall have the same meaning as in the Lender Credit Agreement.

Section 1.03                                Other Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Collateral Agent” shall mean each of the Subordinated Creditor Collateral Agent and the Lender Collateral Agent.

“Contingent Indemnification Obligation” shall mean, as of the relevant date of determination, any contingent indemnification obligation of the Borrower or any Active Subsidiary under any Lender Loan Document with respect to any event, act or condition that is not known to Lender or Lender Collateral Agent to exist or have occurred as of such date of determination.

“Enforcement Action” shall mean the taking of any one or more of the following actions by the Lender, Lender Collateral Agent, Subordinated Creditor or Subordinated Creditor Collateral Agent, as the case may be: (a) the commencement or maintenance of any receivership or foreclosure proceeding against, or any other sale, collection or disposition of, any Lender Collateral or any Proceeds thereof or the commencement of an Insolvency Proceeding; (b) the notification of any third party account debtors that such account debtor shall make payment directly to it or any of its agents or other Persons acting on its behalf; or (c) the exercise of  any other default rights or remedies otherwise available to it under any of the Lender Loan Documents or Subordinated Creditor Loan Documents, as the case may be.

“Fully Paid” shall mean the payment in cash in full of all Senior Liabilities at such time when there shall no longer be any obligation of the Lender to make advances or issue letters of credit and there shall no longer be any letter of credit outstanding thereunder or such letter of credit shall have been cash collateralized in the amounts required by, and in accordance with the terms of, the Lender Credit Agreement; provided that for purposes of this defined term only, Senior Liabilities shall exclude all Contingent Indemnification Obligations owing by the Borrower or any Active Subsidiary on the date all requirements of this defined term (other than the payment of such Contingent Indemnification Obligations) have been satisfied.

“Insolvency Proceeding” shall mean any proceeding for the purposes of dissolution, winding up, liquidation, arrangement or reorganization of the Borrower, any Active Subsidiary or their successors or assigns, whether in bankruptcy, insolvency, arrangement, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Borrower, any Active Subsidiary or their successors or assigns, including, without limitation, the filing of a petition by or against Borrower or any Active Subsidiary under Title 11 of the U.S.C.

“Lender Collateral” shall mean all of Borrower’s and each Active Subsidiary’s right, title and interest in, to, and under all real and personal property and assets of the Borrower and each Active Subsidiary, including without limitation, all Collateral, all “Collateral” ( as defined in the Lender Credit Agreement), all “Pledged Collateral” (as defined in the Pledge Agreement), all “Collateral” (as defined in the Patent and Trademark Agreement and all Proceeds and products of any of the foregoing.

“Lender Collateral Agent” shall mean AmSouth Bank in its capacity as agent under the Lender Credit Agreement and any successor or replacement Lender Collateral Agent appointed pursuant to the terms of the Lender Credit Agreement.

“Lender Loan Documents” shall mean the Senior Loan Agreements, the “Loan Documents” as defined in the Lender Credit Agreement, the collateral documents and instruments executed and delivered in connection therewith, and such other agreements, instruments and certificates as defined or referred to in the Lender Credit Agreement, as any or all of the same may be amended or supplemented from time to time.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, excluding true lease and consignment filings).

“Lien Priority” shall mean with respect to any Lien of the Lender Collateral Agent or the Subordinated Creditor Collateral Agent in the Lender Collateral, the order of priority of such Lien as specified in Section 2.01.

“Loan Documents” shall mean the Lender Loan Documents and the Subordinated Creditor Loan Documents.

“Maximum Aggregate Principal Amount” shall mean a principal amount of Senior Liabilities equal to the greater of (x) $15 million and (y) the maximum aggregate principal amount permitted to be incurred under clause (i) of the defined term “Permitted Indebtedness” (as defined in the Subordinated Creditor Indenture as in effect on the date of execution thereof).

“Notice of Trigger Event” shall mean a notice given by the Requisite Party to the Collateral Agents, stating that a Trigger Event has occurred.  A Notice of Trigger Event shall be deemed to have been given when the notice referred to in the preceding sentence has actually been received by a Collateral Agent and to have been rescinded when such Collateral Agent has actually received from the notifying party a notice withdrawing such notice.  A Notice of Trigger Event shall be deemed to be outstanding at all times after such notice has been given until such time, if any, as such notice has been rescinded.  The Requisite Party may rescind a Notice of Trigger Event during an Insolvency Proceeding.

“Pari-Passu Lien Recovery Allocation Percentage” shall mean, at any time, a fraction (expressed as a percentage), the numerator of which is the lesser of (x) the aggregate amount of unpaid fees and expenses (including attorneys’ fees) of the Subordinated Creditor and the Subordinated Creditor Collateral Agent owing under the Subordinated Creditor Loan Documents at such time and (y) that amount (not less than zero) which is the excess of $40,000 over the aggregate of all amounts paid to or for the benefit of the Subordinated Creditor or the Subordinated Creditor Collateral Agent prior to such time from the realization, collection or recovery of any Lender Collateral, and the denominator of which is the sum of (x) the above numerator and (y) the outstanding Senior Liabilities at such time.

“Pari-Passu Maximum Recovery Amount” shall mean, at any time, that amount set forth in the numerator of the defined term Pari-Passu Lien Recovery Allocation Percentage at such time.

“Party” shall mean any signatory to this Agreement.

“Pledged Collateral” shall mean any tangible property in the possession of the Lender Collateral Agent (or its agents or bailees) in which a security interest is perfected solely by such possession, including, without limitation, stock certificates.

“Proceeds” shall mean (i) all “Proceeds” as defined in Article 9 of the Uniform Commercial Code, (ii) whatever is recoverable or recovered when Lender Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily and (iii) all cash and cash equivalents or non-cash distributions collected or generated by or from any Lender Collateral in whole or in part in the operation of, recapitalization or reorganization of the business of Borrower or any Active Subsidiary.

“Requisite Party” shall mean AmSouth Bank, as agent, or its successors or assigns from time to time or any future Lender Collateral Agent, until such time as all of the Senior Liabilities shall have been indefeasibly and fully paid and/or performed in full by the Borrower and the Active Subsidiaries and all commitments to lend under the Lender Credit Agreement are terminated and, thereafter, shall mean the Subordinated Creditor.

“Secured Obligations” shall mean collectively, the Senior Liabilities and the Subordinated Liabilities.

“Security Documents” shall mean any instrument or agreement pursuant to which a Lien in Lender Collateral is created or arises to secure the Senior Loan Indebtedness or the Subordinated Indenture Indebtedness.

“Senior Liabilities” shall mean all amounts owed to Lender and/or the Lender Collateral Agent under the Lender Loan Documents or this Agreement consisting of all Senior Loan Indebtedness, contingent or otherwise, of the Borrower and the Active Subsidiaries to the Lender and/or the Lender Collateral Agent, including interest, early termination fees or penalties, fees (including, without limitation, attorneys fees), indemnification obligations, costs and expenses both prior to and after the initiation of any Insolvency Proceeding, and including the claims of the Lender and/or the Lender Collateral Agent in respect of the Lender Collateral in any Insolvency Proceeding whether or not allowed or allowable in any Insolvency Proceeding.

“Subordinated Creditor Collateral Agent” shall mean The Bank of New York, in its capacity as Trustee, as collateral agent under the Subordinated Creditor Indenture and any successor or replacement Subordinated Creditor Collateral Agent appointed pursuant to the terms of the Subordinated Creditor Indenture.

“Subordinated Creditor Enforcement Event” shall mean the occurrence and continuance of an “Event of Default’ under Section 6.01 of the Subordinated Creditor Indenture.

“Subordinated Creditor Loan Documents” shall mean the Subordinated Indenture Agreements, the Collateral Agreements (as defined in the Subordinated Creditor

Indenture), the Subordinated Creditor Notes, the real property mortgages referred to in the Subordinated Creditor Indenture (now existing or hereafter negotiated, executed, delivered and recorded), and such other agreements, instruments and certificates as defined or referred to in the Subordinated Creditor Indenture, as any or all of the same may be amended or supplemented from time to time.

“Subordinated Creditor Notes” shall mean the Notes issued to the holders thereof pursuant to the Subordinated Creditor Indenture.

“Subordinated Creditor Pari-Passu Liens” shall mean Liens of the Subordinated Creditor and the Subordinated Creditor Collateral Agent in the Lender Collateral that shall secure solely that portion (and only that portion) of the Subordinated Liabilities that constitute fees and expenses (including attorneys’ fees) of the Subordinated Creditor and the Subordinated Creditor Collateral Agent owing under the Subordinated Creditor Loan Documents in an aggregate amount not to exceed at any time the lesser of  $40,000 and the Pari-Passu Maximum Recovery Amount at such time (it being understood, acknowledged and agreed that (x) the Liens of the Subordinated Creditor and the Subordinated Creditor Collateral Agent in the Lender Collateral securing any other Subordinated Liabilities (including, without limitation, any and all Subordinated Liabilities evidenced by the Subordinated Creditor Notes and any portion of any fees and expenses (including attorneys’ fees) of the Subordinated Creditor and the Subordinated Creditor Collateral Agent owing under the Subordinated Creditor Loan Documents in an aggregate amount in excess of the lesser of $40,000 and the Pari-Passu Maximum Recovery Amount at the relevant time) shall be subject and subordinate to the Liens of the Lender and Lender Collateral Agent in the Lender Collateral and shall not constitute Subordinated Creditor Pari-Passu Liens and (y) the maximum aggregate recovery by the Subordinated Creditor and the Subordinated Creditor Collateral Agent from the realization of the Subordinated Creditor Pari-Passu Liens at any time shall be the lesser of $40,000 and the Pari-Passu Maximum Recovery Amount at such time).

“Subordinated Liabilities” shall mean all Subordinated Indenture Indebtedness, contingent or otherwise, of the Borrower and the Active Subsidiaries to the Subordinated Creditor, the Subordinated Creditor Collateral Agent and the holders of the Subordinated Creditor Notes, including interest, premiums, indemnities, fees (including, without limitation, attorneys fees), costs and expenses both before and after the initiation of any Insolvency Proceeding, and including the claims of the Subordinated Creditor in respect of the Lender Collateral whether accrued or incurred before or after any Insolvency Proceeding regardless of whether or not allowed or allowable in any Insolvency Proceeding.

“Trigger Event” shall mean any of (a) the acceleration of or demand for payment on the Lender Loan Documents by the Lender following the occurrence of an Event of Default under the applicable section of the Lender Loan Documents pursuant to the applicable section of the Lender Credit Agreement, (b) the commencement of any action by the Lender or Lender Collateral Agent, whether judicial or otherwise, for the enforcement of the Lender’s or Lender Collateral Agent’s rights and remedies under any of the Loan Documents following the acceleration of or demand for payment of the Lender Loan Documents by the Lender, including (i) commencement of any receivership or foreclosure proceedings against or any other sale of, collection on or disposition of any Lender Collateral, including any notification to third parties to make payment directly to the Lender or Lender Collateral Agent, (ii) exercise of any right of set-off, and (iii) the commencement of any action or proceeding against the Borrower or any Active Subsidiary to recover all or any part of the Senior Liabilities or (c) commencement of any Insolvency Proceeding.

Section 1.04                                Singular and Plural.  All definitions herein (whether set forth herein directly or by reference to definitions in other documents) shall be equally applicable to both the singular and the plural forms of the terms defined.

Section 1.05                                Miscellaneous.  The words “hereof,” “herein” or “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Article and section references are to articles and sections of this Agreement unless otherwise specified.  The term “including,” shall mean “including, without limitation.”

ARTICLE II

LIEN PRIORITY

Section 2.01                                Agreement to Subordinate.  Each of the Subordinated Creditor Collateral Agent and the Subordinated Creditor hereby agrees that the Liens of the Subordinated Creditor and the Subordinated Creditor Collateral Agent in the Lender Collateral are and shall be subordinate in priority of Lien to the Lender’s and the Lender Collateral Agent’s Liens in the Lender Collateral to secure Senior Liabilities up to and not exceeding the Maximum Aggregate Principal Amount plus the amount of all interest, early termination fees or penalties, fees (including attorneys fees), indemnification obligations, costs and expenses thereof whether accrued or incurred before or after an Insolvency Proceeding and regardless of whether or not allowed or allowable in any Insolvency Proceeding; provided that the Subordinated Creditor Pari-Passu Liens (which Liens shall secure solely Subordinated Liabilities that constitute fees and expenses (including attorneys’ fees) of the Subordinated Creditor and the Subordinated Creditor Collateral Agent owing under the Subordinated Creditor Loan Documents up to an aggregate amount not to exceed  the lesser of $40,000 and the Pari-Passu Maximum Recovery Amount at the relevant time) shall be pari passu in priority with the Liens of the Lender and the Lender Collateral Agent in the Lender Collateral (it being understood, acknowledged and agreed that the Liens of the Subordinated Creditor and the Subordinated Creditor Collateral Agent in the Lender Collateral securing any other Subordinated Liabilities (including, without limitation, any and all Subordinated

Liabilities evidenced by the Subordinated Creditor Notes and any portion of any fees and expenses (including attorneys’ fees) of the Subordinated Creditor and the Subordinated Creditor Collateral Agent owing under the Subordinated Creditor Loan Documents in an aggregate amount in excess of the lesser of $40,000 and the Pari-Passu Maximum Recovery Amount at such time) shall be subject and subordinate to the Liens of the Lender and Lender Collateral Agent in the Lender Collateral).  The subordination of Liens in favor of the Lender and Lender Collateral Agent herein shall not be deemed to subordinate the Subordinated Creditor’s Liens to the Liens of any other Person. It is the intent  and the agreement of the parties hereto that (i) except as expressly provided in the last sentence of this Section 2.01, before the Subordinated Liabilities are paid from the Lender Collateral, the Senior Liabilities shall be Fully Paid (or in a manner otherwise satisfactory to the Lender in its sole and absolute discretion), (ii) if the Lender or Lender Collateral Agent receives any non-cash distributions or Proceeds in respect of the Lender Collateral, then, unless the Senior Loan Agreements expressly provide to the contrary, the Lender or Lender Collateral Agent shall hold such non-cash distributions and Proceeds as Lender Collateral upon the terms of this Agreement until converted to cash and thereupon distributed in accordance with this Section 2.01, (iii) except as expressly provided in the last sentence of this Section 2.01, if the Subordinated Creditor or Subordinated Creditor Collateral Agent receives any cash or property as Proceeds of or otherwise attributable to the Lender Collateral, then all Lender Collateral received by the Subordinated Creditor or the Subordinated Creditor Collateral Agent shall be turned over to the Lender Collateral Agent to be applied to the Senior Liabilities until Fully Paid and thereafter shall be turned over to the Subordinated Creditor Collateral Agent to be applied to the Subordinated Liabilities until Fully Paid, and (iv) the Lien Priority established pursuant to this Agreement shall be applicable irrespective of the time, order or method of attachment or perfection of the security interests of the Lender or the Lender Collateral Agent for the benefit of the Lender or the Subordinated Creditor or the Subordinated Creditor Collateral Agent for the benefit of the Subordinated Creditor and holders of Subordinated Creditor Notes, the time or order of filing or recording financing statements or other Liens or security interests with respect to the Lender Collateral, or whether the Liens of the Lender, the Lender Collateral Agent, the Subordinated Creditor or the Subordinated Creditor Collateral Agent or any holder of any Secured Obligations are filed, recorded, or otherwise perfected or perfectable in any manner.  The Lender, the Lender Collateral Agent, the Subordinated Creditor and the Subordinated Creditor Collateral Agent agree that in the event any such Party shall foreclose or realize on any Lender Collateral (subject in any case to the standstill and other provisions of this Agreement), then (i) until such time as the Subordinated Creditor and the Subordinated Creditor Collateral Agent receive in the aggregate from all such foreclosures and realizations on Lender Collateral an amount equal to the lesser of $40,000 and the Pari-Passu Maximum Recovery Amount at such time, the Subordinated Creditor and the Subordinated Creditor Collateral Agent collectively shall be entitled to receive and retain from the Proceeds of such foreclosure or realization that portion of the Proceeds thereof equal to the product of (x) the Pari-Passu Lien Recovery Allocation Percentage at the time of such foreclosure or realization and (y) the amount of such Proceeds and the

Lender and the Lender Collateral Agent shall be entitled to receive and retain the remaining Proceeds of such foreclosure or realization until all Senior Liabilities are Fully Paid  (provided that in any event the aggregate maximum amount of Lender Collateral or Proceeds that the Subordinated Creditor or the Subordinated Creditor Collateral Agent shall be entitled to receive and retain until the Senior Liabilities are Fully Paid is $40,000) and (ii) at all times after clause (i) is not applicable, the Lender and the Lender Collateral Agent shall be entitled to receive and retain all the Lender Collateral and Proceeds until all Senior Liabilities are Fully Paid.

Section 2.02                                Standstill Period.  If a Subordinated Creditor Enforcement Event has occurred and is continuing and the Subordinated Creditor has accelerated or demanded payment of the Subordinated Indenture Indebtedness in accordance with the terms of the Subordinated Creditor Indenture, the Subordinated Creditor may give the Lender and Lender Collateral Agent written notice thereof, specifying the nature of the Subordinated Creditor Enforcement Event in reasonable detail.  If such Subordinated Creditor Enforcement Event is continuing for more than 30 days after the delivery of such notice, and if the Lender or Lender Collateral Agent has not prior to the expiration of such 30-day period notified the Subordinated Creditor that the Lender or Lender Collateral Agent has commenced one or more Enforcement Actions, then (and only then) the Subordinated Creditor and Subordinated Creditor Collateral Agent may, subject to the Lien Priority and prior application of the Lender Collateral to the Senior Liabilities (except to the extent expressly provided otherwise in the last sentence of Section 2.01), as provided herein, take one or more Enforcement Actions.  If Lender or Lender Collateral Agent has taken or commenced any such Enforcement Action within such period and thereafter discontinues such Enforcement Action and no other Enforcement Action is then being taken by the Lender or Lender Collateral Agent, and such Subordinated Creditor Enforcement Event is then continuing, then the Subordinated Creditor and Subordinated Creditor Collateral Agent may, subject to the Lien Priority and prior application of the Lender Collateral to the Senior Liabilities (except to the extent expressly provided otherwise in the last sentence of Section 2.01), as provided herein, take one or more Enforcement Actions.

Section 2.03                                Exercise of Rights.

(a)                                  Nothing herein shall be deemed to restrict the right of the Subordinated Creditor to accelerate or demand payment of the Subordinated Indenture Indebtedness in accordance with the terms of the Subordinated Creditor Indenture.

(b)                                 The Subordinated Creditor may make such demands or file such claims in respect of the Subordinated Liabilities as may be necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure, but except as provided in this Section 2.03, the Subordinated Creditor shall not take any actions restricted by Article 3 in respect of such claims until the Senior Liabilities are Fully Paid.

Section 2.04                                Priority of Liens.  Irrespective of the order of recording of mortgages, financing statements, security agreements or other instruments, and irrespective of the descriptions of the Lender Collateral contained in the Loan Documents, including any financing statements, the Parties agree among themselves that their respective liens and security interests in the Lender Collateral and the Proceeds shall be governed by the Lien Priority, which shall be controlling in the event of any conflict between this Agreement and any of the Loan Documents.

Section 2.05                                Notice of Trigger Event.  The Lender agrees that it will notify the other Parties hereto if it (i) receives actual notice of the occurrence of a Trigger Event or (ii) has actual knowledge of a Trigger Event arising out of the failure to pay principal, premium, interest or reimbursement obligations, in each case not later than 30 days after the date of any such occurrence, in accordance with Section 8.06.  The Subordinated Creditor agrees that it will notify the other Parties hereto if it receives actual notice of the occurrence of a Subordinated Creditor Enforcement Event not later than 30 days after the date of any such occurrence, in accordance with Section 8.06.

Section 2.06                                Bailee for Perfection.

(a)                                  The Lender Collateral Agent agrees to hold the Pledged Collateral in its possession or control (or in the possession or control of its agents or bailees) as bailee for the Subordinated Creditor Collateral Agent solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Security Agreement, subject to the terms and conditions of this Section and the other provisions of this Agreement.

(b)                                 Until the Senior Liabilities are Fully Paid, the Lender Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Lender Loan Documents as if the Lien of the Subordinated Creditor and the Subordinated Creditor Collateral Agent under the Security Agreement and all other Subordinated Creditor Loan Documents did not exist.  The rights of the Subordinated Creditor Collateral Agent and Subordinated Creditor shall at all times be subject to the terms of this Agreement.

(c)                                  The Lender Collateral Agent shall have no obligation whatsoever to the Subordinated Creditor Collateral Agent or the Subordinated Creditor to assure that the Pledged Collateral is genuine or owned by the Borrower or any Active Subsidiary or to preserve rights or benefits of any Person except as expressly set forth in this Section.  The duties or responsibilities of the Lender Collateral Agent under this Section shall be limited solely to holding the Pledged Collateral as bailee for the Subordinated Creditor Collateral Agent for purposes of perfecting the Lien held by the Subordinated Creditor Collateral Agent.

(d)                                 The Lender Collateral Agent shall not have by reason of the Security Agreement or this Agreement or any other document a fiduciary relationship in respect of the Subordinated Creditor Collateral Agent or the Subordinated Creditor.

(e)                                  Once the Senior Liabilities are Fully Paid, the Lender Collateral Agent shall, to the extent permitted by applicable law, deliver to the Subordinated Creditor Collateral Agent the Pledged Collateral together with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

Section 2.07                                Certain Cash Delivered to Subordinated Creditor.  This Agreement is not intended to govern, and shall not govern, the right of the Subordinated Creditor to retain payments of cash it receives from the Borrower to pay, when due, scheduled payments of interest and principal on the Subordinated Creditor Notes and fees owing to the Subordinated Creditor under the Subordinated Creditor Indenture or to reimburse the Subordinated Creditor for costs and expenses incurred by the Subordinated Creditor in the ordinary course of business pursuant to the terms of the Subordinated Creditor Indenture, in each instance, so long as such payment does not constitute Proceeds from (x) the liquidation, foreclosure, collection or other realization on any Lender Collateral or (y) the sale, transfer, lease or other disposition by the Borrower or any Active Subsidiary of Lender Collateral the Proceeds of which sale, transfer, lease or other disposition are required, pursuant to the terms of any of the Lender Loan Documents, to be paid or remitted to the Lender or the Lender Collateral Agent.

Section 2.08                                Liquidation. Dissolution. Bankruptcy.  In the event of any Insolvency Proceeding involving the Borrower or any Active Subsidiary:

(a)                                  Each of Lender and the Lender Collateral Agent agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Subordinated Liabilities or any liens and security interests securing the Subordinated Liabilities other than to enforce the terms of this Agreement. Each of the Subordinated Creditor Collateral Agent and the Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Liabilities or any liens and security interests securing the Senior Liabilities other than to enforce the terms of this Agreement.

(b)                                 Each of the Subordinated Creditor Collateral Agent and the Subordinated Creditor agrees that Lender and the Lender Collateral Agent may consent to the use of cash collateral or provide financing to the Borrower and/or any one or more Active Subsidiaries on such terms and conditions and in such amounts as Lender and Lender Collateral Agent, in their sole discretion, may decide and, in connection therewith, the Borrower and one or more of the Active Subsidiaries may grant to Lender and the Lender Collateral Agent liens and security interests upon any or all of the property of the Borrower and such Active Subsidiaries, which liens and security interests (i) shall secure payment of financing provided by Lender during such Insolvency

Proceeding and (ii) shall be superior in priority to the liens and security interests, if any, in favor of Subordinated Creditor and Subordinated Creditor Collateral Agent on the property of the Borrower and such Active Subsidiaries; provided however, that (x) such agreement of the Subordinated Creditor Collateral Agent and the Subordinated Creditor shall only be applicable if the aggregate maximum outstanding principal amount of all such loans and other financing provided by Lender secured by liens and security interests superior in priority to the liens and security interests in favor of Subordinated Creditor and Subordinated Creditor Collateral Agent shall not exceed $25,000,000 and (y) to the extent such loans and other financing comply with the above requirements, each of Subordinated Creditor and Subordinated Creditor Collateral Agent  waives any claim or objection it may now or hereafter have arising out of Lender’s provision of such financing or consent to such use of cash collateral.  Notwithstanding anything herein to the contrary, Subordinated Creditor and Subordinated Creditor Collateral Agent may assert, and neither Lender nor Lender Collateral Agent shall oppose, any claim by Subordinated Creditor or Subordinated Creditor Collateral Agent for “adequate protection” of its interest under the Subordinated Liabilities in any Lender Collateral in any Insolvency Proceeding due to diminution of value of the Subordinated Creditor’s and Subordinated Creditor Collateral Agent’s interest in the Lender Collateral, provided that the adequate protection sought is limited to (x) replacement liens subject to the same priorities as set forth at subsection 2.01 hereof and (y) administrative priority claims under Section 507(a) of the Bankruptcy Code; provided further that any failure of Subordinated Creditor and Subordinated Creditor Collateral Agent to obtain any or all of the foregoing forms of adequate protection shall not impair Lender and the Lender Collateral Agent’s rights hereunder, or create any liability to Lender or the Lender Collateral Agent with respect to such failure.  Notwithstanding anything herein to the contrary, the Lender and the Lender Collateral Agent may assert and bring, and neither the Subordinated Creditor nor the Subordinated Creditor Collateral Agent shall oppose, any motion, application, action, defense, claim or proceeding by or approved by the Lender or the Lender Collateral Agent regarding the modification or lifting of the automatic stay, the use of cash or the grant of adequate protection necessary to prevent any diminution in the value of the Lender’s or Lender Collateral Agent’s interest in the Lender Collateral or similar rights or relief under the Bankruptcy Code with respect to the Lender Collateral.  Nothing contained in this Section 2.08 shall constitute a commitment or agreement of the Lender or the Lender Collateral Agent to provide any financing to the Borrower or any Active Subsidiary during an Insolvency Proceeding.

(c)                                  In an Insolvency Proceeding involving the Borrower or any Active Subsidiary, with respect to the approval of any plan of reorganization (a “Plan”) proposed during such Insolvency Proceeding, Subordinated Creditor and Subordinated Creditor Collateral Agent shall be entitled to vote their claims under the Subordinate Liabilities (the “Subordinate Claims”) in connection with any such Plan.  Subordinated Creditor and Subordinate Creditor Collateral Agent shall be entitled to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Claims in connection with any such Insolvency Proceeding.

ARTICLE III

ACTIONS OF THE PARTIES

Section 3.01                                Limitation on Certain Actions.  Subject to Section 2.02, so long as any of the Senior Liabilities are not Fully Paid or any commitments under the Senior Loan Agreements remain outstanding, neither the Subordinated Creditor nor the Subordinated Creditor Collateral Agent will, without the consent of the Lender, take any Enforcement Actions.

Section 3.02                                Notices.  The Lender Collateral Agent shall provide the Subordinated Creditor with written notice (a) not later than 15 days prior to the Lender Collateral Agent’s disposition of Lender Collateral pursuant to foreclosure remedies with respect to the Lender Collateral, and (b) not later than 10 days prior to the filing by the Lender or Lender Collateral Agent of an involuntary bankruptcy petition with respect to the Borrower or any of its Active Subsidiaries.

Section 3.03                                Release of Liens Upon Request.  Upon the request of the Lender or the Lender Collateral Agent, each of the Subordinated Creditor and the Subordinated Creditor Collateral Agent shall promptly release or otherwise terminate its Lien in the Lender Collateral or any part thereof to the extent that such Lender Collateral or any part thereof is sold or otherwise disposed of by the Lender or the Lender Collateral Agent in accordance with the terms of the Lender Loan Documents, and Lender and Lender Collateral Agent agree to release or otherwise terminate their liens on the Lender Collateral so sold or otherwise disposed of upon the consummation of such sale or other disposition, and each of the Subordinated Creditor and the Subordinated Creditor Collateral Agent will promptly execute, without recourse or representation and warranty of any kind, such release documents as the Lender or the Lender Collateral Agent may reasonably request in connection therewith at the sole cost and expense of the Borrower or the Active Subsidiary, as applicable.

Section 3.04                                Release of Liens Under Certain Cases.  If the Borrower or any Active Subsidiary sells, transfers or otherwise disposes of a portion of the Lender Collateral and either (x) such sale, transfer or other disposition is permitted by the terms of the Subordinated Creditor Indenture or (y) the consideration for such sale, transfer or other disposition satisfies the “fair market value” requirement in clause (i) of the first paragraph of Section 4.15 of the Subordinated Creditor Indenture, the net cash proceeds of such sale, transfer or other disposition are applied to the payment of the Senior Liabilities and the commitments to lend under the Lender Credit Agreement are permanently reduced by the amount of such payment, and, in either instance under clause (x) or clause (y), the Lender and Lender Collateral Agent each agrees to release its Lien on the Lender Collateral to be sold, transferred or otherwise disposed of upon the consummation of such sale, transfer or other disposition, then the Subordinated Creditor and the Subordinated Creditor Collateral Agent, notwithstanding anything to the contrary contained in the Loan Documents, each agrees to release its Lien on such Lender Collateral and shall thereupon execute at the request of the Borrower or any such Active Subsidiary termination statements or other Lien releases reasonably necessary to release its Liens upon such Lender Collateral.

ARTICLE IV

ENFORCEMENT OF PRIORITIES

Section 4.01                                In Furtherance of Lien Priorities.  The Lender Collateral Agent, the Lender, the Subordinated Creditor Collateral Agent and the Subordinated Creditor agree as follows:

(a)                                  Upon any distribution of all or any of the assets of the Borrower or any Active Subsidiary (whether in cash, securities or other property) in connection with any Insolvency Proceeding or which otherwise would be payable or deliverable upon or with respect to the Lender Collateral securing the Subordinated Liabilities and the Senior Liabilities, the parties hereto agree that such assets shall be paid or delivered by the Subordinated Creditor Collateral Agent and/or Subordinated Creditor directly to the Lender Collateral Agent (or may be retained by the Lender or Lender Collateral Agent) for application (in the case of cash) to or as collateral (in the case of securities or other non-cash property) to the payment or prepayment of the Senior Liabilities until the Maximum Aggregate Principal Amount plus the amount of all interest, early termination fees or penalties, fees (including attorney fees), indemnification obligations, costs and expenses thereof whether accrued or incurred before or after an Insolvency Proceeding and regardless of whether or not allowed or allowable in any Insolvency Proceeding shall have been Fully Paid.  In addition, the Lender Collateral Agent shall be permitted to retain an amount equal to the amount of obligations (including attorneys’ fees), expense reimbursements and indemnities which the Lender Collateral Agent in good faith estimates will become due from the Borrower and/or the Active Subsidiaries in the future; provided that, upon the Senior Liabilities being Fully Paid, all such retained amounts that remain unspent shall, to the extent permitted by applicable law, be turned over to the Subordinated Creditor.

(b)                                 If any Insolvency Proceeding is commenced by or against the Borrower or any Active Subsidiary, the Subordinated Creditor and the Subordinated Creditor Collateral Agent, to the extent either has commenced any action permitted hereunder, shall use their commercially reasonable efforts, at the expense of the Borrower and Active Subsidiaries, to duly and promptly take such action as the Lender or the Lender Collateral Agent may reasonably request (i) to collect the Proceeds of Lender Collateral securing the Subordinated Liabilities and the Senior Liabilities for the account of the Lender and to file appropriate claims or proofs of claim in respect of the Subordinated Liabilities and the Senior Liabilities and (ii) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Lender Collateral and the Proceeds securing the Subordinated Liabilities and the Senior Liabilities and to hold such payments or distributions in trust for the Lender to the extent set forth herein; provided, however, the Subordinated Creditor and the Subordinated Creditor Collateral Agent shall have no liability to the Lender or the Lender Collateral Agent regarding the adequacy of any such Proceeds or for any such action.

(c)                                  All payments or distributions upon or with respect to the Subordinated Liabilities which are received by the Subordinated Creditor or Subordinated Creditor Collateral Agent contrary to the provisions of this Agreement shall be segregated from other funds and property held by the Subordinated Creditor or Subordinated Creditor Collateral Agent and shall be held for the Lender and shall be forthwith paid over to the Lender Collateral Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as Lender Collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Liabilities in accordance with the terms of the Lender Credit Agreement; provided, however, after such application of Proceeds so that the Senior Liabilities are Fully Paid to the extent of the maximum amount set forth herein (including the Lender Collateral Agent’s holding of cash and other property as set forth in the last sentence of Section 4.01(a)), the Lender and Lender Collateral Agent shall segregate any remaining payments and distributions from the Lender’s and Lender Collateral Agent’s other funds and properties and shall hold such payments and distributions in trust for the Subordinated Creditor and shall be forthwith paid over to the Subordinated Creditor Collateral Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as Collateral (in the case of non-cash property or securities) for the payment or prepayment of the Subordinated Liabilities in accordance with the terms of the Subordinated Creditor Indenture, as further provided in Section 8.14.

(d)                                 Each of (x) the Lender, the Lender Collateral Agent, the Subordinated Creditor and the Subordinated Creditor Collateral Agent, and (y) additionally with respect to the obligations in favor of the Borrower and the Active Subsidiaries under Section 3.04 hereof, the Borrower and each Active Subsidiary, is hereby authorized to demand specific performance of this Agreement, whether or not the Borrower or any Active Subsidiary shall have complied with any of the provisions hereof applicable to it, at any time when any other Party shall have failed to comply with any of the provisions of this Agreement applicable to it.  Each of the Lender, the Lender Collateral Agent, the Subordinated Creditor and the Subordinated Creditor Collateral Agent hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

(e)                                  This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Liabilities is rescinded or must otherwise be returned by the Lender or the Lender Collateral Agent upon the insolvency, bankruptcy or reorganization of the Borrower or any Active Subsidiary or otherwise, all as though such payment had not been made.

ARTICLE V

CONCERNING THE COLLATERAL AGENTS

Section 5.01                                [Intentionally omitted]

Section 5.02                                Recourse of Secured Parties; Other Collateral.

(a)                                  Each of the Lender and the Subordinated Creditor acknowledges and agrees that except as provided in part (b) of this Section 5.02, (i) it shall only have recourse to the Lender Collateral and the Proceeds through its respective Collateral Agent and that it shall have no independent recourse to the Lender Collateral and the Proceeds and (ii) its respective Collateral Agent shall have no obligation to take any action, or refrain from taking any action, except upon written instructions from the Requisite Party in accordance with Section 5.03 hereof.

(b)                                 Nothing contained herein shall restrict (i) the Lender’s right to exercise the right of setoff, (ii) the Lender’s right to give notice under the Senior Loan Agreements, and to apply all amounts received from the depository accounts covered by the Senior Loan Agreements to payment of the Senior Liabilities or (iii) except as expressly set forth herein, the Lender’s and the Subordinated Creditor’s rights to pursue remedies, by proceedings in law and equity, to collect principal of or interest on the Senior Liabilities or, as the case may be, the Subordinated Liabilities or to enforce the performance of and provisions of the Senior Liabilities or, as the case may be, the Subordinated Liabilities as against the Borrower or any Active Subsidiary to the extent that such remedies do not (1) seek recovery from the Lender Collateral; (2) interfere with the Collateral Agents’ rights to take action hereunder or under the Senior Loan Agreements and Subordinated Indenture Agreements, respectively, or (3) contravene the written instructions of the Requisite Party.

Section 5.03                                Acts of Secured Parties.  Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this Agreement to be given or taken by the Requisite Party, may be and, at the request of the relevant Collateral Agent, shall be embodied in and evidenced by one or more instruments reasonably satisfactory in form to such Collateral Agent and signed by or on behalf of the Requisite Party and, except as otherwise expressly provided in any such instrument, any such action shall become effective when such instrument or instruments shall have been delivered to such Collateral Agent.  The instrument or instruments evidencing any action (and the action embodied therein and evidenced thereby) are sometimes referred to herein as an “Act” of the persons signing such instrument or instruments.   Each Collateral Agent shall be entitled to rely absolutely upon an Act of the Requisite Party if such Act purports to be taken by or on behalf of the Requisite Party.

Section 5.04                                Notices.  Each Collateral Agent shall within five (5) business days following receipt thereof furnish to each of the Lender, Subordinated Creditor and the Borrower:

(a)                                  a copy of each Notice of Trigger Event received by such Collateral Agent;

(b)                                 a copy of each certificate received by such Collateral Agent rescinding a Notice of Trigger Event; and

(c)                                  written notice of any release or subordination by such Collateral Agent of any Lender Collateral.

Section 5.05                                Actions Under Security Documents.  Each Collateral Agent shall take any reasonable action under or with respect to its Security Documents which is requested by the Requisite Party and which request does not contravene the provisions of this Agreement.  Each Collateral Agent shall exercise or refrain from exercising all such rights, powers and remedies as shall be available to it under its Security Documents or any of them in accordance with any written instructions received from the Requisite Party.  In the absence of written instructions (which may relate to the exercise of specific remedies or to the exercise of remedies in general) from the Requisite Party, neither Collateral Agent shall exercise remedies available to it under any of its Security Documents with respect to the Lender Collateral and the Proceeds or any part thereof.

Section 5.06                                Limitations on Responsibility of Collateral Agents.  Neither Collateral Agent shall be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in any Loan Document, except for those made by it herein.  Neither Collateral Agent makes any representation as to the value or condition of the Lender Collateral or any part thereof, as to the title of the Borrower or any Active Subsidiary to the Lender Collateral, as to the security afforded by this Agreement or any Loan Document or, except as set forth in Article VI, as to the validity, execution, enforceability, legality or sufficiency of this Agreement or any Loan Document, and neither Collateral Agent shall incur any liability or responsibility in respect of any such matters.  Neither Collateral Agent shall be responsible for insuring the Lender Collateral, for the payment of taxes, charges, assessments or liens upon the Lender Collateral or otherwise as to the maintenance of the Lender Collateral, except as provided in the immediately following sentence when such Collateral Agent has possession of the Lender Collateral.  Neither Collateral Agent shall have any duty to the Borrower or to any Active Subsidiary or to the holders of any of the Secured Obligations as to any Lender Collateral in its possession or control or in the possession or control of any agent or nominee of such Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Lender Collateral as may be in its possession substantially the same care as it accords its own assets, the duty to account for monies received by it and any other duties contained in its respective Loan

Documents.  Neither Collateral Agent shall be responsible for any loss suffered with respect to any investment permitted to be made under this Agreement or its Loan Documents and shall not be responsible for the consequences of any oversight or error of judgment whatsoever, except that such Collateral Agent shall be liable for losses due to its willful misconduct or gross negligence.  Neither Collateral Agent shall be required to ascertain or inquire as to the performance by the Borrower  or any Active Subsidiary of any of the covenants or agreements contained herein or in any of the Loan Documents except for such person’s own gross negligence or willful misconduct or breach of the express terms of this Agreement or as provided by its respective Loan Documents.  Neither Collateral Agent nor any officer, agent or representative of either of them shall be personally liable for any action taken or omitted to be taken by any such person in connection with this Agreement or any Loan Document, except as may be provided by the respective Loan Documents.  Neither Collateral Agent nor any officer, agent or representative of either of them shall be personally liable for any action taken by any such person in accordance with any notice given by the Requisite Party pursuant to the terms of this Agreement.  Notwithstanding any other provision of this Agreement to the contrary, in no event shall either Collateral Agent, the Lender or the Subordinated Creditor be liable for special, consequential or punitive damages.

Section 5.07                                Reliance by Collateral Agent; Etc.

(a)                                  Whenever in the performance of its duties under this Agreement either Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Person in connection with the taking, suffering or omitting of any action hereunder by such Collateral Agent, such matter may be conclusively deemed to be proved or established by a certificate executed by an officer of such Person, and absent gross negligence or willful misconduct, such Collateral Agent shall have no liability with respect to any action taken, suffered or omitted in reliance thereon.

(b)                                 Each Collateral Agent may consult with counsel and shall be fully protected in taking any action hereunder in accordance with any advice of such counsel.  Each Collateral Agent shall have the right but not the obligation at any time to seek instructions concerning the administration of this Agreement, the duties created hereunder, or any of the Lender Collateral from any court of competent jurisdiction.

(c)                                  Each Collateral Agent shall be fully protected in relying upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other paper or document which it reasonably believes to be genuine and to have been signed or presented by the proper party or parties.  In the absence of its gross negligence or willful misconduct, each Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions furnished to such Collateral Agent in connection with this Agreement.

(d)                                 Neither Collateral Agent shall be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Trigger

Event unless and until such Collateral Agent shall have received a Notice of Trigger Event.  Neither Collateral Agent shall have any obligation whatsoever either prior to or after receiving such a Notice of Trigger Event to inquire whether a Trigger Event has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any certificate so furnished to it and shall have no obligation, absent written instructions from the Requisite Party, to take or omit to take any action with respect to such Notice of Trigger Event.

Section 5.08                                Resignation or Replacement of the Collateral Agent.  Each Collateral Agent may at any time resign in accordance with the terms of its respective Loan Documents.  Upon the acceptance of any appointment as a Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under its respective Loan Documents.  After any retiring Collateral Agent’s resignation or removal, the provisions of this Agreement and the Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent and any successor Collateral Agent appointed in accordance with the respective Loan Documents shall be a “Collateral Agent” for all purposes under this Agreement entitled to all rights, privileges and benefits and subject to all of the duties and obligations of such Collateral Agent hereunder.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Each of the Lender Collateral Agent, the Subordinated Creditor Collateral Agent, the Subordinated Creditor, the Borrower, the Lender and each Active Subsidiary represents and warrants to the other parties hereto that (a) the execution, delivery and performance of this Agreement (i) have been duly authorized by all requisite corporate action on its part and (ii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which it is subject or any judgment, order, writ, injunction, license or permit applicable to it and will not conflict with any provision of its corporate charter or bylaws or any agreement or other instrument binding upon it; and (b) this Agreement (i) has been duly executed and delivered by it, (ii) constitutes its legal, valid and binding obligation, and (iii) is enforceable against it in accordance with its terms.  The Subordinated Creditor represents and warrants to the other parties hereto that the holders of Subordinated Creditor Notes have agreed in the Subordinated Creditor Indenture to be bound by the terms of this Agreement.

ARTICLE VII

CERTAIN INTERCREDITOR ARRANGEMENTS

If the Subordinated Creditor or Subordinated Creditor Collateral Agent acquires custody, control or possession of any Lender Collateral, other than pursuant to the terms of this Agreement, the Subordinated Creditor or Subordinated Creditor Collateral Agent, as the case may be, shall promptly cause such Lender Collateral or Proceeds to be delivered to or put in the custody, possession or control of the Lender Collateral Agent or, if the Lender Collateral Agent shall so designate, an agent of the Lender Collateral Agent (which agent may be a branch or affiliate of the Lender Collateral Agent) in the same form of payment received, with appropriate endorsements, in the country in which such Lender Collateral is held, for distribution in accordance with the provisions of Article IV.  Until such time as the provisions of the immediately preceding sentence have been complied with, such party shall be deemed to hold such Lender Collateral and Proceeds in trust for the Lender Collateral Agent.  Notwithstanding the foregoing, if the Requisite Party receives payments or Proceeds of Lender Collateral in the form of cash, the Requisite Party may apply such amounts to the payment of the Senior Liabilities (until the Senior Liabilities shall have been Fully Paid) or the Subordinated Liabilities (after the Senior Liabilities shall have been Fully Paid).

ARTICLE VIII

MISCELLANEOUS

Section 8.01                                Rights of Subrogation.  The Subordinated Creditor and Subordinated Creditor Collateral Agent each agrees that no payment or distribution to the Lender or Lender Collateral Agent pursuant to the provisions of this Agreement shall entitle such Party to exercise any rights of subrogation in respect thereof until the Senior Liabilities shall have been Fully Paid.

Section 8.02                                Further Assurances.  The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that any Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable either Collateral Agent or the Lender or the Subordinated Creditor to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 8.02 to the extent that such action would contravene any law, order or other legal requirement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 8.02.

Section 8.03                                Defenses Similar to Suretyship Defenses.  All rights and interests of the Lender and the Lender Collateral Agent hereunder, and all agreements and obligations of the Subordinated Creditor and Subordinated Creditor Collateral Agent under this Agreement, shall remain in full force and effect irrespective of:

(a)                                  any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Liabilities, or any other amendment or waiver of or any consent to departure from the Senior Loan Agreements, provided, however, that this clause (a) shall not apply to, and the Subordinated Creditor Collateral Agent’s liens and security interests in the Lender Collateral shall not be subordinated in priority by virtue of this Agreement to the Lender Collateral Agent’s liens and security interests therein to the extent that the principal amount of Senior Loan Indebtedness (exclusive of interest, early termination fees or penalties, fees (including attorneys’ fees), indemnification obligations and costs and expenses) is increased by virtue of any amendment to an amount in excess of the Maximum Aggregate Principal Amount, without the express written consent of the Subordinated Creditor; or

(b)                                 any exchange or release of any Lender Collateral, or any release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Liabilities.

Section 8.04                                Waiver.  Except as otherwise provided herein, the Subordinated Creditor and Subordinated Creditor Collateral Agent each hereby waives, with respect to the Lender Collateral and the Proceeds to which the Lien Priority hereunder relates (i) any failure, omission, delay or lack on the part of the Lender or Lender Collateral Agent to enforce, assert or exercise any right, power or remedy conferred on the Lender or Lender Collateral Agent in any of the Lender Loan Documents or this Agreement or the inability of the Lender or Lender Collateral Agent to enforce any provision of the Lender Loan Documents or this Agreement, and (ii) without limiting the generality of the foregoing, any requirement that the Lender or Lender Collateral Agent protect or insure any Liens or other lien or any property subject thereto or exhaust any right or take any action against the Borrower or any Active Subsidiary or any other Person or any Lender Collateral.

Section 8.05                                Amendments, Etc.  No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall in any event be effective unless the same shall be in writing and signed by the other Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 8.06                                Addresses for Notices.  All demands, notices and other communications provided for hereunder shall be in writing and, if to the Subordinated Creditor, mailed or sent by telecopy or delivered to it, addressed to it as follows:

The Bank of New York

101 Barclay Street – 8W

New York, NY  10286

Attention: Corporate Trust Division/New World Restaurant

Telephone:  (212) 815-5733

Facsimile:  (212) 815-5707

if to the Subordinated Creditor Collateral Agent, mailed, sent or delivered thereto, addressed to it as follows:

The Bank of New York

101 Barclay Street – 8W

New York, NY  10286

Attention: Corporate Trust Division/New World Restaurant

Telephone:  (212) 815-5733

Facsimile:  (212) 815-5707

With copies to:

Winston & Strawn

200 Park Avenue

New York, NY  10166

Attention: Jeffrey Elkin

Telephone:  (212) 294-6711

Facsimile:  (212) 294-4700

if to the Lender, mailed, sent or delivered thereto, addressed to it as follows:

AmSouth Bank

c/o AmSouth Capital Corp.

350 Park Avenue, 20th  Floor

New York, New York 10022

Attention:

Facsimile:  (212) 935-7458

With copies to:

Kaye Scholer LLP

425 Park Avenue

New York, New York 10022

Attention:  Albert Fenster, Esq.

Facsimile:  (212) 836-8689

if to the Lender Collateral Agent, mailed, sent or delivered thereto, addressed to it as follows:

AmSouth Bank

c/o AmSouth Capital Corp.

350 Park Avenue, 20th  Floor

New York, New York 10022

Attention:

Facsimile:  (212) 935-7458

With copies to:

Kaye Scholer LLP

425 Park Avenue

New York, New York 10022

Attention:  Albert Fenster, Esq.

Facsimile:  (212) 836-8689

if to Borrower or any Active Subsidiary, mailed, sent or delivered thereto, addressed to any of them as follows:

New World Restaurant Group, Inc.

1687 Cole Blvd

Golden, CO 80401-3316

Attention:  Anthony Wedo

Facsimile:  (303) 568-8199

With copies to:

Proskauer Rose LLP

1585 Broadway

New York, NY 10036-8299

Attention:  Julie Allen, Esq.

Facsimile:  (212) 969-2900

or as to any Party at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 8.06.  All such demands, notices and other communications shall be effective, when mailed, two business days after deposit in the mails, postage prepaid, when sent by telecopy, when receipt is acknowledged by the receiving telecopy equipment (or at the opening of the next business day if receipt is after normal business hours), or when delivered, as the case may be, addressed as aforesaid; provided, however, that notices to the Subordinated Creditor or the Subordinated Creditor Collateral Agent shall not be deemed to have been given until actually received by the Subordinated Creditor or the Subordinated Creditor Collateral Agent.

Section 8.07                                No Waiver, Remedies.  No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 8.08                                Continuing Agreement, Transfer of Senior Loan Agreements.  This Agreement is a continuing agreement and shall (i) remain in full force and effect until the Senior Liabilities and, solely for the purposes of Section 8.14, the Subordinated

Liabilities shall have been Fully Paid, (ii) be binding upon the Parties and their successors and assigns, and (iii) inure to the benefit of and be enforceable by the Parties (in the case of the Borrower or any Active Subsidiary, only Section 3.04 shall inure to and be enforceable by it) and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (iii), the Lender or the Subordinated Creditor may assign or otherwise transfer its Senior Liabilities (in accordance with the terms of the Senior Loan Agreements) or Subordinated Liabilities (in accordance with the terms of the Subordinated Creditor Loan Documents) to any other Person (other than Borrower or any Active Subsidiary or any affiliate of Borrower and any Active Subsidiary), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the Lender or Subordinated Creditor, as the case may be, herein or otherwise.

Section 8.09                                Governing Law: Entire Agreement.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York except as otherwise preempted by applicable federal law.  This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 8.10                                Counterparts.  This Agreement maybe executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

Section 8.11                                No Third Party Beneficiary.  This Agreement is solely for the benefit of the Lender, the Lender Collateral Agent, the Subordinated Creditor, the Subordinated Creditor Collateral Agent and, as to Section 3.04 only, the Borrower and each Active Subsidiary (and their permitted assignees).  No other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 8.12                                Headings.  The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof

Section 8.13                                Severability.  If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or any other priority set forth in this Agreement.

Section 8.14                                Payment in Full of Senior Liabilities.  From and after the Senior Liabilities being Fully Paid up to the Maximum Aggregate Principal Amount plus all interest, early termination fees or penalties, fees (including, attorneys fees), indemnification obligations (other than Contingent Indemnification Obligations then owing), costs and expenses thereof whether accrued or incurred before or after an Insolvency Proceeding and regardless of whether or not allowed or allowable in any

Insolvency Proceeding, and the Lender Collateral Agent having received any amounts required pursuant to the last sentence of Section 4.01(a):

(a)                                  All payments or distributions from the Borrower or any Active Subsidiary or with respect to the Lender Collateral and the Proceeds received by the Lender or Lender Collateral Agent shall be segregated from other funds and property held by the Lender or Lender Collateral Agent and held in trust by the Lender or Lender Collateral Agent for the Subordinated Creditor and Subordinated Creditor Collateral Agent and shall be promptly paid over to the Subordinated Creditor Collateral Agent in the same form as received (with any necessary endorsement without recourse or warranty) to be applied to or held for the payment or prepayment of the Subordinated Liabilities in accordance with the terms of the Subordinated Creditor Indenture; and

(b)                                 The Lender and Lender Collateral Agent will promptly execute and deliver all further instruments and documents, and take all further acts that may be necessary or desirable, or that the Subordinated Creditor or Subordinated Creditor Collateral Agent may reasonably request, at the Subordinated Creditor’s cost, to permit the Subordinated Creditor Collateral Agent to enforce the Subordinated Liabilities or recover any Proceeds of the Lender Collateral, provided, however, that the Lender and Lender Collateral Agent shall not be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 8.14 to the extent that such action would contravene any law, order or other legal requirement, and in the event of a controversy or dispute, the Lender and Lender Collateral Agent may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 8.14.

Section 8.15                                Subordinated Creditor Trustee Status.  It is acknowledged that the subordination and related agreements set forth herein by the Subordinated Creditor and the Subordinated Creditor Collateral Agent are made solely in its capacity as Trustee and as Collateral Agent under the Subordinated Creditor Indenture and with respect to the Subordinated Creditor Notes (and not in its individual capacity), and that the Subordinated Creditor and the Subordinated Creditor Collateral Agent have entered into this Agreement at the direction of the holders of the Subordinated Creditor Notes.

Section 8.16                                Amendments to Loan Documents.  Each of the Lender, the Lender Collateral Agent, the Subordinated Creditor and the Subordinated Creditor Collateral Agent agree to provide each other with copies of any amendments to the Loan Documents.

Section 8.17                                VENUE; JURY TRIAL WAIVER.

(a)                                  THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS

LOCATED IN THE CITY OF NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY LENDER COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER COLLATERAL AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH LENDER COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH PARTY HERETO WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 8.17.

(b)                                 EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 8.18                                No Marshaling.  The Subordinated Creditor and Subordinated Creditor Collateral Agent hereby agree not to assert and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise claim the benefit of any marshaling, appraisal, valuation or other similar doctrine or right that may otherwise be available under applicable law or any other similar rights a junior secured creditor might have under applicable law.

Section 8.19                                Certain Conflicts.  In the event of any conflict between the terms of this Agreement and the terms of any Loan Document in respect of the rights and obligations of either Collateral Agent, the terms of this Agreement shall control.

IN WITNESS WHEREOF, the Lender, the Subordinated Creditor, the Lender Collateral Agent and the Subordinated Creditor Collateral Agent have caused this Agreement to be duly executed and delivered as of the date first above written.

LENDER:	AMSOUTH BANK,
solely in its capacity as Lender

	By:	/s/ MARK McNALLY
Name: Mark McNally
Title: Attorney-in-fact

SUBORDINATED CREDITOR:	THE BANK OF NEW YORK, solely in its capacity as Trustee (and not individually)

	By:	/s/ MARGARET CIESMELEWSKI
Name: Margaret Ciesmelewski
Title: Vice President

SUBORDINATED CREDITOR COLLATERAL AGENT:	THE BANK OF NEW YORK, solely in its capacity as Subordinated Creditor Collateral Agent (and not individually)

	By:	/s/ MARGARET CIESMELEWSKI
Name: Margaret Ciesmelewski
Title: Vice President

LENDER COLLATERAL AGENT:	AMSOUTH BANK, solely in its capacity as Lender Collateral Agent (and not individually)

	By:	/s/ MARK McNALLY
Name: Mark McNally
Title: Attorney-in-fact

Each of the undersigned hereby (1) acknowledges that it has received a copy of this Agreement and consents thereto, and agrees to recognize all rights granted thereby to the Lender, the Lender Collateral Agent, the Subordinated Creditor, the Subordinated Creditor Collateral Agent and the Requisite Party, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in such Agreement, (2) agrees to comply with its obligations under Sections 3.03 and 4.01(b), and (3) makes the representations and warranties applicable to it in Article VI.

BORROWER:	NEW WORLD RESTAURANT GROUP, INC.

	By:	/s/ ANTHONY D. WEDO
Anthony Wedo
Chief Executive Officer

ACTIVE SUBSIDIARIES:	MANHATTAN BAGEL COMPANY, INC.

	By:	/s/ ANTHONY D. WEDO
Anthony Wedo
Chief Executive Officer

CHESAPEAKE BAGEL FRANCHISE CORP.

By:	/s/ ANTHONY D. WEDO
Anthony Wedo
Chief Executive Officer

WILLOUHGBY’S INCORPORATED

By:	/s/ ANTHONY D. WEDO
Anthony Wedo
Chief Executive Officer

EINSTEIN AND NOAH CORP.

By:	/s/ ANTHONY D. WEDO
Anthony Wedo
Chief Executive Officer

EINSTEIN/NOAH BAGEL PARTNERS, INC.

By:	/s/ ANTHONY D. WEDO
Anthony Wedo
Chief Executive Officer

I. & J. BAGEL, INC.

By:	/s/ ANTHONY D. WEDO
Anthony Wedo
Chief Executive Officer